UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010 (October 5, 2010)

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on September 24, 2010, Robert A. Rosholt notified Abercrombie & Fitch Co. (the “Registrant”) that Mr. Rosholt was resigning from the Board of Directors (the “Board”) of the Registrant. Mr. Rosholt had been a member of the Board’s Audit Committee. As a result of Mr. Rosholt’s resignation, the Registrant received a notice from NYSE Regulation, Inc. on October 5, 2010 stating that the Registrant was deficient in meeting the requirement of Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listed Company Manual, which requires that the audit committee of a NYSE listed company be comprised of at least three independent directors. On October 11, 2010, the first meeting held by the Registrant’s Board after the resignation of Mr. Rosholt, the Registrant’s Board appointed Craig R. Stapleton as a new member of the Audit Committee to replace Mr. Rosholt, which brought the Registrant into compliance with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual. The Audit Committee has not met since Mr. Rosholt’s resignation on September 24, 2010 and is not scheduled to meet until November 11, 2010.

Mr. Stapleton also serves as the Registrant’s Lead Independent Director, Chair of the Board’s Nominating and Board Governance Committee and a member of the Board’s Compensation Committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: October 12, 2010

By: /s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and
Secretary